THE INDUSTRIAL DEVELOPMENT BOARD OF
                              THE CITY OF LAWRENCEBURG

                         TAXABLE REVENUE NOTE, SERIES 1997
                        (JONES APPAREL GROUP, INC. PROJECT)

$10,000,000                                                 April 17, 1997


        FOR VALUE RECEIVED, the undersigned, THE INDUSTRIAL DEVELOPMENT BOARD
OF THE CITY OF LAWRENCEBURG, a Tennessee public nonprofit corporation (the "Maker"), promises to pay to the registered owner hereof (the "holder"), at the main office of NationsBank of Tennessee, National Association, Lawrenceburg, Tennessee, or at such other place as the holder may from time to time designate in writing, the principal sum of TEN MILLION DOLLARS ($10,000,000), plus interest at the rate of seven and thirty one hundredth percent (7.30%) on the outstanding principal balance hereof from the date hereof.

        Principal and interest hereunder shall be payable monthly on the fifth day of each month, commencing on May 5, 1997. Unless the principal shall be declared due earlier and except as hereinafter provided, the principal hereof shall be payable in one hundred and twenty (120) equal monthly installments commencing on May 5, 1997. Notwithstanding the above, the entire outstanding principal balance, if any, together with all accrued and unpaid interest shall be immediately due and payable in full on May 5, 2002.

        Overdue installments of principal and, to the extent legally enforceable, interest and other amounts payable under this Note shall bear interest from their due date at the Default Rate (as hereinafter defined).

        All calculations of interest hereunder shall be on the basis of actual days elapsed in a 360-day year.

        Anything herein to the contrary notwithstanding, at no time shall the interest rate hereunder exceed the highest rate permitted from time to time by applicable law.

        As used herein, (a) "Prime Rate" means the rate of interest set by NationsBank of Tennessee, National Association, as such bank's Prime Rate from time to time, and (b) "Default Rate" means the lesser of the Prime Rate plus 4%, or the maximum rate from time to time permitted under applicable law.

        This Note is the Note referred to in, and is entitled to the benefits of, the Series 1997 Note Agreement (the "Note Purchase Agreement") dated as of April 1, 1997 among the Maker, NationsBank of Tennessee, National Association and Jones Apparel Group, Inc., a Pennsylvania corporation (the "Lessee"), and is secured by, among others, (i) an Amended and

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Restated Assignment Agreement, dated as of April 1, 1997, from the Maker to
NationsBank of Tennessee, National Association assigning to NationsBank of Tennessee, National Association maker's interest in that certain' Lease from Maker to Lessee dated as of May 1, 1996 herewith and of record in the Register's Office for Lawrence County, Tennessee, as amended by the First Amendatory Lease Agreement dated as of April 1, 1997 (the "Lease"), (ii) an Amended and Restated Construction Deed of Trust and Security Agreement from Maker for the benefit of NationsBank of Tennessee, National Association, dated as of April 1, 1997, and of record in the Register's Office for Lawrence County, Tennessee; (iii) an Escrow and Security Agreement dated as of April 1, 1997 by and among Maker, Lessee and NationsBank of Tennessee, N.A. as escrow agent and trustee; and (iv) such other security as has heretofore or will be hereafter provided as security for any loan made by NationsBank of Tennessee, National Association, for the benefit of Lessee.

        This Note shall be prepayable at the option of the Maker at any time with the prepayment penalties set forth in the following schedule if this Note is prepaid through refinancing of the indebtedness by any outside lender, other than NationsBank of Tennessee, National Association, or its affiliates, including any financial institution, credit union, trust fund or like source of funds.

      Prepayment Date               Prepayment Penalty

      Before May 1, 2000                    2%
      and thereafter                        0%

        Notwithstanding the foregoing paragraph, this Note shall be prepayable by the Maker without penalty in the event the Note is prepaid through funds of the Lessee generated solely from its operations.

        All payments hereunder shall be payable in lawful money of the United States of America representing legal tender in payment of all debts and dues, public and private, at the time of payment.

        Payment of each monthly installment as herein above provided, when received by the holder shall be first applied to accrued interest at the rate aforesaid on the then outstanding balance of principal and the remainder of said installment shall be applied to reduction of principal.

        Demand, notice, presentment and protest are waived.

        This Note is issued in accordance with Sections 7-53-101 to 7-53-311 of Tennessee Code Annotated and constitutes a special obligation of the Maker, the principal of, premium, if any, and interest on this Note, and all other amounts payable by the Maker pursuant to the Note Purchase Agreement and this Note, are payable pursuant to the Assignment referred to in the Note Purchase Agreement; (ii) from revenues of the Maker derived and to be derived pursuant

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to the Lease.  All payments made as provided above shall, to the extent of the sum or sums so paid, satisfy and discharge the liability of the Maker under the Note or the Note Purchase Agreement, as the case may be. Neither the faith and credit nor any taxing power of the Maker, the State of Tennessee nor the City of Lawrenceburg, Tennessee, is pledged to the payment of the principal or premium, if any, or interest on this Note.

        No recourse under or upon any obligation, covenant or agreement contained in this Note, or under any judgment obtained against the Maker, or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise or under any circumstances, under or independent of this Note, shall be had against any incorporator, member, director or officer, as such, past, present or future, of the Maker, either directly or through the Maker, or otherwise, for the payment for or to the Maker or any receiver thereof, or for or to the holder of the Note or otherwise, of any sum that may be due and unpaid by the Maker upon the Note. Any and all personal liability of every nature, whether at common law or in equity, or by statute or by constitution or otherwise, of any such incorporator, member, director or officer, as such, to respond by reason of any act or omission on his part or otherwise, for the payment for or to the Maker or any receiver thereof, or for or to the holder of the Note or otherwise, of any sum that may remain due and unpaid upon the Note, is hereby expressly waived and released as a condition of and consideration for the issue of the Note.

       Upon the occurrence of an Event of Default under the Note Purchase Agreement, the Lease or the Deed of Trust, the balance of the principal sum of the indebtedness evidenced hereby, with all arrearages of interest thereon, and any other sums advanced hereunder or under any other document evidencing or securing the indebtedness evidenced hereby, shall, at the option of the holder, become and be due and payable immediately, without notice, anything contained herein to the contrary notwithstanding, time being of the essence of this contract. From and after the date of acceleration in accordance with this paragraph, interest will accrue at the Default Rate.

       In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, the Maker shall pay reasonable attorney's fees and all court and other costs upon demand.

       The failure of the holder to exercise any option to accelerate the indebtedness hereunder in the event of any default as above provided, or any forbearance, indulgence, or other delay by such holder in the exercise of any such option, shall not constitute a waiver of the right to exercise such option prior to the curing of any such default or in the event of any subsequent default, whether similar or dissimilar to any prior default.

        The Maker consents to any extension of time of payment hereof, release of all or any part of the security for the payment hereof, or release of any party liable for this obligation. Any such extension or release may be made without notice to said Maker and without discharging any of its liability hereunder.

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        No provision in this Note shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided for herein, the provisions of this paragraph shall govern, and the Maker shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. In the event the holder shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall be immediately returned to the payor thereof upon such determination.

        This Note shall be construed according to the laws of the State of Tennessee except to the extent-that applicable federal law may permit any higher rate of interest.

        Any notice to the Maker of this Note shall be effective when delivered by personal service or when placed in the first-class United States mails, postage prepaid, addressed to Maker, c/o Alan C. Betz, Esq., White & Betz,
22 Public Square, Lawrenceburg, Tennessee 38464-0488, or at such other address as may be designated in writing to holder by Maker.

        This Note may be transferred or assigned by the holder by giving notice to the Lessee as note registrar at its main office, currently at 250 Rittenhouse Circle, Bristol, Pennsylvania 19007. The principal hereof, premium, if any, and interest hereon will be paid by check of the note registrar at the times provided herein to the holder by mail to the address shown on the registration books or at such other place as may be directed by the holder.

        The law pursuant to which this Note is issued requires that the following statement appear on the face hereof:

             Neither the principal of or interest on this Note is taxable by the State of Tennessee or by any county or municipality thereof.

             However, such interest is subject to the Tennessee corporate excise tax and the Tennessee privilege tax imposed on savings and loan associations and the principal hereof may be subject to Tennessee inheritance tax.

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             IN WITNESS WHEREOF, THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF
LAWRENCEBURG, has caused this Note to be duly executed by its Chairman and its seal to be impressed hereon and attested by its Secretary as of the date first above written.

                                 THE INDUSTRIAL DEVELOPMENT
                                 BOARD OF THE CITY OF
                                 LAWRENCEBURG

                                 By: /s/ Jerry Putman
                                     Chairman

(SEAL)

ATTEST:

Caralyn Thompson
       Secretary

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



     Date Of                Name and Address
    Registration            Registered Owner

    April 17, 1997          NationsBank of Tennessee,
                            National Association
                            255 N. Military Avenue
                            Lawrenceburg, TN 38464


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